UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
Trean Insurance Group, Inc.
(Name of Registrant as Specified in its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
April 5, 2022
Dear Fellow Stockholder:
We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Trean Insurance Group, Inc. (the “Company”) to be held virtually on Tuesday, May 17, 2022 at 10:00 a.m., Central Time. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TIG2022 on the meeting date and at the time described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. There is no physical location for in-person attendance at the Annual Meeting.
This booklet contains the Notice of Meeting as well as the Company’s Proxy Statement associated with the Annual Meeting.
We are aware that you may be unable to attend the Annual Meeting. The proxies that we solicit give you the opportunity to vote on the matters that are scheduled to be put to a stockholder vote at the Annual Meeting regardless of whether you are able to attend. As such, whether or not you plan to attend, you can be sure that your shares are represented by promptly voting and submitting your proxy by phone or internet as described in the following materials, or, if you request that proxy materials be mailed to you, by completing, signing, dating and returning your proxy card enclosed with those materials in the postage-paid envelope provided to you.
Thank you for your investment in our Company. We look forward to your attendance virtually at the Annual Meeting.
Very truly yours,

Andrew M. O’Brien
Chief Executive Officer and Director

Trean Insurance Group, Inc.
150 Lake Street West
Wayzata, MN 55391
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Trean Insurance Group, Inc. (the “Company”) will be a completely virtual meeting accessible by visiting www.virtualshareholdermeeting.com/TIG2022 on Tuesday, May 17, 2022, at 10:00 a.m., Central Time, for the following purposes:
1.	To elect as directors the three Class II nominees named in the attached proxy statement, each for a term of three years and until his or her successor is elected and qualified;
2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Only record holders of our common stock at the close of business on Monday, March 21, 2022 are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of the record holders will be available at our headquarters, during ordinary business hours, for ten days prior to the Annual Meeting.
You are requested to vote on these proposals whether or not you plan to attend the Annual Meeting. If you do not attend and vote at the Annual Meeting itself, you can vote by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. To do this, stockholders of record may vote by Internet or telephone pursuant to the instructions set forth in the Notice of Internet Availability or, if they received printed proxy materials, by completing, signing and dating the enclosed proxy card and returning it promptly in the postage-paid envelope included in their materials. Stockholders who hold their shares beneficially in street name should follow the voting instruction that will be provided by their broker or nominee. Your vote is important and very much appreciated.
By Order of the Board of Directors,

Patricia A. Ryan
General Counsel and Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting To Be Held on May 17, 2022:
The proxy statement, the form of proxy card and the 2021 annual report are available at www.proxyvote.com www.virtualshareholdermeeting.com/TIG2022.

ANNUAL MEETING OF STOCKHOLDERS
OF
TREAN INSURANCE GROUP, INC.
PROXY STATEMENT
i

ANNUAL MEETING OF STOCKHOLDERS
OF
TREAN INSURANCE GROUP, INC.
150 Lake Street West
Wayzata, MN 55391
PROXY STATEMENT
April 5, 2022
This Proxy Statement, proxy card and related materials of Trean Insurance Group, Inc. (the “Company”) are being made available to holders (the “stockholders”) of our common stock (“Common Stock”), beginning on or about April 5, 2022. The Board of Directors of the Company (the “Board” or the “Board of Directors”) is soliciting your proxy to vote your shares of Common Stock at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement provides you with information on these matters to assist you in voting your shares.
In accordance with the rules of the Securities and Exchange Commission (the “SEC”), we are advising our stockholders of the availability on the Internet of our proxy materials related to the Annual Meeting. These rules allow companies to provide access to proxy materials in one of two ways. We will mail our Notice of Internet Availability of Proxy Materials (a “Notice”), which includes instructions on how to access these materials online, on or about April 5, 2022. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2022 integrated set of meeting materials, which includes a letter to stockholders from our Chief Executive Officer; our notice and proxy statement for the Annual Meeting and a copy of our Annual Report on Form 10-K, on or about April 5, 2022.
INFORMATION ABOUT THE ANNUAL MEETING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Tuesday, May 17, 2022 at 10:00 a.m., Central Time, and will be a completely virtual meeting, with attendance solely via the internet. To attend the virtual Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/TIG2022 using the 16-digit control number on your Notice or proxy card. Stockholders will not be able to attend the Annual Meeting in person.
The live audio webcast of the Annual Meeting will begin promptly. Online access will open at 9:45 a.m., Central Time, to allow time for you to log in and test your device’s audio system. We encourage you to access the meeting in advance of the start time to ensure you are able to participate in the full program. For additional instructions on how to attend the Annual Meeting, please refer to the instructions below as they may apply to you depending on whether you hold your shares as a stockholder of record or as a beneficial owner (i.e., in “street name”).
How does a stockholder register to attend the Annual Meeting as a stockholder of record?
If you were a holder of record of our Common Stock at the close of business on March 21, 2022 (the “Record Date”) (i.e., you held your shares in your own name as reflected in the records of our transfer agent, Equiniti Trust Company), you can attend the meeting by logging in to www.virtualshareholdermeeting.com/TIG2022 using the 16-digit control number on your Notice or proxy card. The list of record holders as of the Record Date will be available in electronic form during the Annual Meeting online at www.virtualshareholdermeeting.com/TIG2022.
How does a stockholder register to attend the Annual Meeting as a beneficial owner?
If you were a beneficial owner of Common Stock as of the Record Date (i.e. you hold your shares in “street name” through an intermediary, such as a bank or broker), you will receive voting instructions from your broker, bank, trustee or other nominee regarding how you may vote your beneficially owned shares of Common Stock. These voting instructions will include instructions for how to attend the Annual Meeting as a beneficial owner. You are encouraged to read these instructions carefully and promptly to ensure that all steps are taken correctly to allow you to attend the Annual Meeting.

What are the proposals and the Board’s recommendations on how I should vote my shares?
Proposal	Board Voting Recommendation
1. Election of two Class II directors	FOR each nominee
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2022.	FOR
Can I ask questions during the virtual Annual Meeting?
We have designed the format of the Annual Meeting to ensure that the Company’s stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting, through user-friendly online tools that allow stockholders to attend and take part in the Annual Meeting. After the business portion of the Annual Meeting concludes and the formal meeting is adjourned, our Chief Executive Officer, Andrew O’Brien and President and Chief Operating Officer, Julie Baron, will lead a Q&A session during which we will answer questions submitted during the meeting that are pertinent to our Company and the items being brought before our stockholders for their vote. Answers to any questions not addressed during the meeting will be posted after the meeting on the Investors section of our website.
What do I do if I am having technical issues accessing or participating in the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
VOTING AND OTHER INFORMATION
What is a proxy?
A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By completing and returning the enclosed proxy card, you are designating each of the Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer, and General Counsel and Corporate Secretary of the Company as your proxy with the authority to vote your shares of Common Stock in the manner that you indicate through your use of one of the voting methods described in this proxy statement.
What vote is required to approve each proposal?
Proposal	Vote Required	Broker Discretionary Voting Allowed
1. Election of two Class II directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of FOR votes will be elected as Class II directors.	No
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2022	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company that are present in person or by proxy and entitled to vote on the proposal.	Yes
With respect to Proposal 1, you may vote FOR a director nominee or you may WITHHOLD your vote for a director nominee. Withheld votes will be treated as present at the Annual Meeting for purposes of establishing a quorum for the meeting and for purposes of the vote on the particular matter. A withheld vote will have no effect on Proposal 1.
With respect to Proposal 2, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal 2, the abstention will have the same effect as an AGAINST vote.

Why did I receive more than one Notice and/or proxy card?
You may receive multiple Notices and/or proxy cards if you hold your shares of Common Stock in different ways (e.g., joint tenancy, trusts, custodial accounts, etc.) or in multiple accounts. If your shares of Common Stock are held by a broker, bank, trustee or other nominee (i.e., in “street name”), you will receive voting instructions from your broker, bank, trustee or other nominee regarding how you may vote such shares. To ensure that all of your shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Equiniti Trust Company, telephone at 800-468-9716 or by Internet at www.shareowneronline.com. If you hold your shares through a broker, bank, trustee or other nominee, you can contact them to request consolidation.
Who is qualified to vote?
You are qualified to receive notice of, and to vote on, the matters described in this Proxy Statement if you owned shares of Common Stock at the close of business on our Record Date of Monday, March 21, 2022.
How many shares of Common Stock may vote at the Annual Meeting?
As of March 21, 2022, there were 51,176,887 shares of Common Stock outstanding and entitled to vote. Each share of our Common Stock entitles its holder to one vote per share on all matters presented to our stockholders.
What is the difference between a “stockholder of record” and a “street name” holder?
These terms describe how shares of Common Stock are held. If your shares are registered directly in your name with Equiniti Trust Company, the Company’s transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a “street name” holder.
How do I vote my shares?
You may vote either by submitting a proxy or by voting during the Annual Meeting at www.virtualshareholdermeeting.com/TIG2022. If you hold your shares in street name, you may only vote during the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares as a matter of record.
The method of voting by proxy differs depending on whether you are viewing this proxy statement online or reviewing a paper copy.
•
If you are viewing this proxy statement online, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below.

•
If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or online by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage-paid envelope provided.

If you hold your shares in street name, your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your shares, which may allow you to use the internet or a toll-free telephone number to vote your shares.
Whether or not you plan to attend the Annual Meeting, we urge you to vote promptly using one of the methods described in these proxy materials. We encourage you to vote by telephone or online since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and online votes must be received by 11:59 p.m., Eastern Time, on May 16, 2022.
How would my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you give your proxy pursuant to this solicitation but without indicating how you want your shares to be voted, the Chief Executive Officer, President and Chief Operating

Officer, Chief Financial Officer, and General Counsel and Corporate Secretary of the Company will vote your shares in accordance with the Board’s recommendations for the Proposals listed above and in the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.
If you are a street name holder and do not provide the broker, bank, trustee or other nominee that holds your shares with specific voting instructions, the broker, bank, trustee or other nominee that holds your shares may generally vote on “routine” matters without instructions from you. We expect the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2) to be the only proposal that is considered a “routine” matter. Accordingly, if your shares are held through a broker, bank, trust or other nominee, that person will have discretion to vote your shares on Proposal 2 if you fail to provide voting instructions.
On the other hand, your broker, bank, trustee or other nominee is not entitled to vote your shares on any “non-routine” matters if it does not receive instructions from you on how to vote. The election of Class II directors (Proposal 1) will be considered a “non-routine” matter. Thus, if you do not give your broker, bank, trustee or other nominee specific instructions on how to vote your shares with respect to Proposal 1, your broker, bank, trustee or other nominee will inform the Inspectors of Election that it does not have the authority to vote your shares on that proposal. This is generally referred to as a “broker non-vote.” A broker non-vote may also occur if your broker, bank, trustee or other nominee fails to vote your shares for any reason.
How many votes must be present to hold the Annual Meeting?
The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date for the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting.
How are abstentions, votes withheld and broker non-votes treated?
A “vote withheld,” in the case of the election of Class II directors (Proposal 1), or an “abstention,” in the case of the proposal for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2), represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are deemed to be “present” at the Annual Meeting and are counted for quorum purposes. Votes withheld have no effect on Proposal 1. Abstentions have the same effect as a vote against Proposal 2. Broker non-votes, if any, while counted for general quorum purposes, will have no effect on the voting results for any matter other than Proposal 2.
Can I change my vote?
If you are a stockholder of record, you may revoke your proxy by doing one of the following:
•	By sending a written notice of revocation to the Corporate Secretary of the Company that must be received prior to the Annual Meeting, stating that you revoke your proxy;
•	By signing a later-dated proxy card and submitting it so that it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card;
•	By submitting another vote by telephone or over the Internet; or
•	By attending the Annual Meeting and voting your shares in person before your proxy is exercised at the Annual Meeting.
If you hold your shares in street name, your broker, bank, trustee or other nominee will provide you with instructions on how to revoke your proxy.
Who will count the votes?
Representatives from Broadridge Financial Solutions, Inc. will count the votes and serve as our Inspectors of Election. The Inspectors of Election will also determine whether a quorum is present. The Inspectors of Election will be present at the Annual Meeting.

Who pays the cost of proxy solicitation?
The Company pays the costs of soliciting proxies. Upon request, the Company will reimburse brokers, banks, trustees or their other nominees for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of Common Stock. In addition, certain of our directors, officers, and employees may aid in the solicitation of proxies. These individuals will receive no compensation in addition to their regular compensation.
Is this Proxy Statement the only way that proxies are being solicited?
No. As stated above, in addition to mailing these proxy materials, certain of our directors, officers and employees may solicit proxies by telephone, e-mail or personal contact. These directors, officers and employees will not be specifically compensated for doing so.
What is “householding”?
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, please contact our General Counsel and Corporate Secretary, Patricia A. Ryan, at (952) 974-2230 or in writing at 150 Lake Street West, Wayzata, MN 55391.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact our General Counsel and Corporate Secretary at the above phone number or address.
If you have any further questions about voting your shares or attending the Annual Meeting, please call our General Counsel and Corporate Secretary, Patricia A. Ryan, at (952) 974-2230.

CORPORATE GOVERNANCE
How is the Board of Directors organized?
Our business and affairs are managed under the direction of our Board of Directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws. Our Board of Directors currently consists of seven directors.
We have structured our corporate governance in a manner that we believe closely aligns our interests with those of our stockholders. Notable features of our corporate governance structure include the following:
•
generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class;

•	we comply with the requirements of the Nasdaq Marketplace Rules on corporate governance; and
•	we do not have a stockholder rights plan.
What is a “controlled company,” and how does the Company’s status as a “controlled company” affect its governance structure?
Pursuant to the Nasdaq Marketplace Rules, “controlled companies” are companies of which more than 50% of the outstanding voting power is held by an individual, group or another company. Following our initial public offering (“IPO”) in July 2020, affiliates of Altaris Capital Partners, LLC (the “Altaris Funds”) collectively controlled more than 50% of the voting power of our Common Stock and thus were able to elect our entire Board of Directors. Accordingly, our Board of Directors determined that we were a “controlled company” and were therefore able to take advantage of exemptions from certain corporate governance requirements under the Nasdaq rules that would otherwise have applied. Specifically, we were not required to have (i) a majority of our Board of Directors comprised of independent directors or (ii) a nominating and corporate governance and/or compensation committee comprised entirely of independent directors. We availed ourselves of certain of these exemptions following our IPO until May 2021.
In May 2021, the Altaris Funds conducted a secondary offering of an aggregate of 4,250,498 shares of Common Stock. The sale by the Altaris Funds of these shares resulted in their ownership falling below 50% of our outstanding Common Stock upon the closing of the secondary offering on May 24, 2021, and, accordingly, we ceased to qualify as a “controlled company” as of that date. As a result of this change, pursuant to the transition period provided by the rules of Nasdaq, our Compensation, Nominating and Corporate Governance Committee must be fully independent and a majority of the members of our Board of Directors must be independent within one year following our loss of controlled company status. As of April 5, 2022, we are in compliance with these requirements. The controlled company exemption does not modify the independence requirements for audit committees, and we remain in compliance with the requirements of the Rule 10A-3 under the Exchange Act and the Nasdaq rules that require full audit committee independence.
How is the independence of the Board of Directors determined?
Our Board of Directors reviews at least annually whether each of our directors and director nominees meets the independence requirements of the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules of Nasdaq. To determine whether our directors and director nominees are independent, the Board evaluates any relationships of our directors and director nominees with the Company and the members of the Company’s management against these independence requirements, provisions and rules. In making its independence determinations, the Board broadly considers all relevant facts and circumstances, including the responses of directors and director nominees to a questionnaire that solicited information about their relationships. The Board also considers any relationships between the Company and other organizations for which our directors serve as directors or with respect to which our directors are otherwise affiliated, and considers whether any director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities.
The Board has determined that each of the following five of our non-employee directors satisfies the independence standards and does not otherwise have a material relationship with the Company (either directly or as an officer, employee, shareholder or partner of an organization that has a relationship with the Company) that would impair his or her independence, such that each of them qualifies as independent under the applicable rules of Nasdaq and the SEC:
Mary A. Chaput
Randall D. Jones
Terry P. Mayotte
Philip I. Smith
Daniel G. Tully
Do the independent members of the Board of Directors meet in separate sessions?
The independent members of our Board meet regularly in executive sessions, typically at each regularly scheduled Board meeting, and otherwise as needed.
What is the leadership structure of the Board of Directors?
The Board regularly considers the appropriate leadership structure for the Company. The Board has concluded that the Company and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the roles should be separated. Following our IPO, the Board determined to implement a leadership structure under which Andrew M. O’Brien has served as our Chief Executive Officer and Daniel G. Tully has served as our Chairman of the Board. As previously announced, effective in July 2022 Mr. O’ Brien will step down as our Chief Executive Officer, and Julie A. Baron will be promoted to that position and will join the Board of Directors. At that time, Mr. Tully will also step down as Chairman of the Board, and Mr. O’Brien will assume the role of Executive Chairman of the Board. The Board believes this new leadership structure, with Mr. O’Brien serving as Executive Chairman and Ms. Baron as Chief Executive Officer, will best serve the interests of the Company and our stockholders following this important leadership transition.
How does the Board of Directors oversee risk?
One of the key functions of the Board of Directors is to provide informed oversight of our risk management process. The Board administers this oversight function directly, with support from its two standing committees, the Audit Committee and the Compensation, Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, the Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Compensation, Nominating and Corporate Governance Committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage unnecessary or excessive risk-taking, and reviews and discusses the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.
The Board of Directors and its committees are supported in their oversight of our risk management by a separate enterprise risk management (“ERM”) committee consisting of seven senior executives, each of whom represents a critical operating unit of the Company. Our Board of Directors, ERM committee and senior management have identified five key risk areas for oversight within the ERM framework. The five key risk areas are credit risk, market risk, underwriting risk, strategic risk and operational risk. Within each key risk, we have identified specific risk sub-categories leading to the identification and analysis of more granular risks. Through a documented analytical process, the ERM committee continually reviews and evaluates these risks to monitor due to their potential impact on our businesses and periodically reports its findings to the Board of Directors and its committees. Our Board of Directors believes that this overall structure and analytical process creates effective risk identification, appetite determination, controls, oversight, and management for our Company.
What are the standing committees of the Board of Directors?
Our Board of Directors has two standing committees: the Audit Committee and the Compensation, Nominating and Corporate Governance Committee. Each committee operates under a charter approved by our Board of Directors. A copy of each charter is posted on the “Investor Relations —Governance — Document & Charters” section of our website, www.trean.com. Information contained on our website is not a part of this proxy statement and the inclusion of our website address in this proxy statement is an inactive textual reference only.

Audit Committee.
Our Audit Committee consists of Mr. Mayotte, who serves as the chair of the Audit Committee, Ms. Chaput, Mr. Jones and Mr. Smith, who all qualify as independent directors under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that each of Mr. Mayotte and Ms. Chaput qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee will assist our Board of Directors in fulfilling its oversight responsibilities relating to:
•	the quality and integrity of our combined financial statements and our financial reporting process;
•	review of our independent registered public accounting firm’s qualifications and independence;
•	the performance of our independent registered public accounting firm;
•	the integrity of our systems of internal accounting and financial controls; and
•	our compliance with legal and regulatory requirements.
In so doing, the Audit Committee is responsible for maintaining free and open communication between the committee, our independent registered public accounting firm and our management. In this role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of Trean Insurance Group, Inc. and has the power to retain outside counsel or other experts for this purpose.
The Audit Committee has direct responsibility for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The Audit Committee meets in executive session with representatives of our independent registered public accounting firm at least quarterly.
Compensation, Nominating and Corporate Governance Committee.
Our Compensation, Nominating and Corporate Governance Committee consists of Mr. Jones, who serves as the chair, Ms. Chaput, Mr. Smith and Mr. Tully, who all qualify as independent directors under the corporate governance standards of Nasdaq applicable to compensation committee members. The committee assists our Board of Directors with reviewing the performance of our management in achieving corporate goals and objectives and assuring that our executives are compensated effectively in a manner consistent with our strategy, competitive practice and the requirements of appropriate regulatory bodies. Toward that end, the Compensation, Nominating and Corporate Governance Committee reviews and recommends to the full Board director and executive officer compensation, incentive compensation and equity-based compensation plans, and employee benefit plans, among other responsibilities. The Compensation, Nominating and Corporate Governance Committee also assists our Board of Directors by:
•	identifying individuals qualified to become Board members;
•	recommending to the Board of Directors the director nominees for the next annual meeting of stockholders;
•	leading the Board of Directors in its annual review of performance; and
•	recommending a code of conduct and, if deemed appropriate by the Compensation, Nominating and Corporate Governance Committee, corporate governance guidelines, to the Board of Directors.
Pursuant to its charter, the Compensation, Nominating and Corporate Governance Committee has the authority to engage its own executive compensation consultants and legal advisors. In 2021, the Compensation, Nominating and Corporate Governance Committee engaged F.W. Cook & Co. (“FW Cook”) as its compensation consultant to assist in determining the amount of executive and director compensation in 2021, including providing competitive market data relating to executive and director compensation, providing guidance on compensation program structure and advising on grants under the Trean 2020 Omnibus Equity Plan. As required under the Nasdaq listing rules, the Compensation, Nominating and Corporate Governance Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules, including, but not limited to, those set forth in Rule 5605(d)(3)(D) of the Nasdaq Stock Market Rules.

How many times did the Board of Directors and its committees meet in 2021? What was the attendance by the members? Do directors attend annual meetings of the Company’s stockholders?
Our Board of Directors and its committees meet periodically during the year, hold special meetings as needed and act by written consent from time to time as deemed appropriate. During 2021, our Board of Directors held four meetings, the Audit Committee of our Board of Directors held four meetings, and the Compensation, Nominating and Corporate Governance Committee held two meetings. During that span, no director attended fewer than 75% of the aggregate of (a) the total number of meetings of our Board of Directors and (b) the total number of meetings held by all committees of our Board of Directors on which such director served.
All of our then-current directors attended the annual meeting of stockholders that our Company held virtually in May of 2021. Each of our directors is encouraged to attend our annual meetings of stockholders. Accordingly, we expect most, if not all, of our directors to be in attendance at the Annual Meeting.
Does the Company have a code of conduct?
Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A current copy of the code is posted on our website, which is located at www.trean.com. Any amendments or waivers to our code of conduct will be disclosed on our website promptly following the date of such amendment or waiver.
Where can I obtain a copy of the Company’s Board of Directors’ governance documents?
Copies of the current versions of our governance documents, along with current versions of our Code of Business Conduct and Ethics and Board committee charters are posted on the “Investor Relations — Governance — Document & Charters” section of our website, www.trean.com. These items are also available in print to any stockholder who requests them by writing to Trean Insurance Group, Inc., Investor Relations, at 150 Lake Street West, Wayzata, MN 55391, Attn: General Counsel. In addition, the SEC maintains an Internet site at www.sec.gov that contains our reports, proxy and information statements and other information we file electronically, including the current version of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws filed as exhibits to our Annual Report on Form 10-K.
How are the Company’s directors compensated?
Pursuant to our director compensation policy, each of our non-affiliated and non-employee directors receives the following compensation for service on our Board of Directors:
•	an annual cash retainer in the amount of $75,000;
•	for the chair of any committee of our Board of Directors, an additional annual cash retainer in the amount of $15,000;
•	for any member of a committee of our Board of Directors (not including the chair), an additional cash retainer in the amount of $7,500;
•	an annual equity award in the form of service-based restricted stock units; and
•	reimbursement for all reasonable out-of-pocket expenses incurred in connection with service on our Board of Directors (including affiliated and employee directors).

Non-Employee Director Compensation
The following table summarizes the aggregate fees earned or paid and the value of equity-based awards earned by our non-employee directors in 2021:
Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total Compensation ($)
Mary A. Chaput	81,250(2)	25,372	—	106,622
Randall D. Jones	86,250(3)	25,372	—	111,622
Terry P. Mayotte	90,000(4)	25,372	—	115,372
Steven B. Lee	82,188(5)	25,372	—	107,560
Philip I. Smith(6)	—	—	—	—
Daniel G. Tully(7)	—	—	—	—
(1)	Amount reported represents 100% of the grant date fair value of the restricted stock grant of 2,485 shares given to each of the directors on November 9, 2021.
(2)
Consists of $75,000 annual Board retainer and $6,250 for serving on the Audit Committee and the Compensation, Nominating and Corporate Governance Committee, prorated in connection with her appointment to the Board and Committees.

(3)
Consists of $75,000 annual Board retainer and $11,250 for serving as Chair of the Compensation, Nominating and Corporate Governance Committee and serving on the Audit Committee, prorated in connection with his appointment to the Committees.

(4)	Consists of $75,000 annual Board retainer and $15,000 for serving as chair of the Audit Committee.
(5)	Consists of $75,000 annual Board retainer and $7,188 of tax consulting service fees paid by the Company on behalf of Mr. Lee in 2021.
(6)	Mr. Smith joined our Board in March 2022.
(7)	As a representative of the Altaris Funds on our Board, Mr. Tully did not receive separate compensation for his services as a director during 2021.
How are Directors nominated?
The Compensation, Nominating and Corporate Governance Committee has responsibility for identifying, recruiting and evaluating candidates to fill positions on the Board, including persons suggested by stockholders or others. The Compensation, Nominating and Corporate Governance Committee reviews the background and qualifications of individuals being considered as director candidates. Among the qualifications considered in the selection of candidates, the Compensation, Nominating and Corporate Governance Committee considers a variety of relevant attributes and criteria of candidates, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments (including the number of public company boards on which a director candidate serves), dedication, conflicts of interest and such other relevant factors that the Compensation, Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. The Compensation, Nominating and Corporate Governance Committee recommends to the Board the director nominees for election by the stockholders or appointment by the Board, as the case may be.
The Company is party to a director nomination agreement (the “Director Nomination Agreement”) with the Altaris Funds. So long as the Altaris Funds collectively own 35% or more of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate three individuals to our Board of Directors; so long as the Altaris Funds collectively own 20% or more but less than 35% of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate two individuals to our Board of Directors; and so long as the Altaris Funds collectively own 10% or more but less than 20% of our outstanding Common Stock, the Altaris Funds will have the right (but not the obligation) to nominate one individual to our Board of Directors. Subject to limited exceptions, we will include these nominees in the slate of nominees recommended to our stockholders for election as directors.
The Compensation, Nominating and Corporate Governance Committee will consider candidates for election to our Board of Directors who are recommended by stockholders, provided such recommendations are submitted in accordance with the procedures established by the Company’s bylaws, which are further described below in “How can I submit a stockholder proposal or nominate a director for the 2023 Annual Meeting of

Stockholders?” The Compensation, Nominating and Corporate Governance Committee will conduct the same analysis that it conducts with respect to director nominees or other potential candidates recommended by a Board member, management or other source in order to evaluate any director nominations properly submitted by a stockholder.
How can I submit a stockholder proposal or nominate a director for the 2023 Annual Meeting of Stockholders?
If a stockholder seeks to have a proposal included in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received by the Company no later than December 5, 2022 and be submitted in accordance with applicable rules and regulations. Such proposals must be delivered to Trean Insurance Group, Inc., at 150 Lake Street West, Wayzata, MN 55391, Attn: Secretary.
If a stockholder seeks to bring business before our annual meeting that is not the subject of a proposal submitted for inclusion in the proxy statement under Rule 14a-8, or wishes to nominate an individual to serve as a director, such stockholder must comply with the advance notice procedures described in the Company’s Amended and Restated By-laws. In addition to satisfying the foregoing requirements under the Company’s Amended and Restated Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2023.
For the Company’s 2023 Annual Meeting of Stockholders, the Secretary must receive notice of such business or director nomination no earlier than January 18, 2023 and no later than February 17, 2023 or, if the annual meeting is called for a date that is not within thirty (30) days before or more than sixty (60) days after such anniversary date, of the immediately preceding Annual Meeting, the notice must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made.
Stockholder proposals with respect to such business or director nomination must be in proper written form and must meet the detailed disclosure requirements set forth in the Amended and Restated By-laws of the Company. The Company’s Amended and Restated By-laws also require that stockholder proposals concerning the nomination of directors provide additional disclosure regarding any nominee, including but not limited to name, age, business address and residence address, principal occupation or employment, class and number of shares of stock of the Company owned beneficially or of record by the nominee or any affiliates, whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Company, whether any other transaction, agreement, arrangement or understanding has been made by or on behalf of such nominee, the effect of which is to mitigate loss to, or to manage risk or benefit of stock price changes for, such nominee, and any other information that would be required to be disclosed in a proxy statement pursuant to Section 14 of the Exchange Act.
Notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serving as a director if elected. The Company may require any proposed nominee to furnish such other information as it may reasonably deem necessary to determine the eligibility of such proposed nominee to serve as a director of the Company and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.
How may I contact the non-employee members of the Board of Directors?
The non-employee directors may be contacted by any stockholder or other interested party in the following manner:
c/o Trean Insurance, Inc.
150 Lake Street West
Wayzata, MN 55391
Attention: General Counsel
(952) 974-2230
patricia.ryan@trean.com

MEMBERS OF THE BOARD OF DIRECTORS
Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, and, as previously announced, is expected to be expanded to eight members when Julie A. Baron joins the Board as a Class III director in connection with her promotion to Chief Executive Officer effective in July 2022. Our Board is divided into three classes with staggered three (3)-year terms. The Board has nominated Andrew M. O’Brien and Steven B. Lee for election at the Annual Meeting, each to serve as a Class II director until the 2025 annual meeting of stockholders or until his or her successor has been duly elected and qualified. The following table sets forth the names, ages as of March 31, 2022, and certain other information for each of the nominees and for each of the directors whose terms do not expire at the Annual Meeting.
Name	Class	Term Year	Age	Position
Daniel G. Tully	I	2024	61	Chairman; Director
Mary A. Chaput	I	2024	72	Director
Philip I. Smith	I	2024	54	Director
Andrew M. O’Brien*	II	2022	70	Chief Executive Officer; Director
Steven B. Lee*	II	2022	70	Director
Randall D. Jones	III	2023	68	Director; Chairman of Compensation, Nominating and Corporate Governance Committee
Terry P. Mayotte	III	2023	62	Director; Chairman of Audit Committee
*	Nominee for election at the Annual Meeting
Diversity
The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix as of March 22, 2022
Total Number of Directors - 7
Part I – Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	4	0	2
Part II – Demographic Background
African American of Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2
Class of 2022 (Class II Directors)
Andrew M. O’Brien
Chief Executive Officer; Director
Mr. O’Brien has served as the Chief Executive Officer and as a director since he founded the Company in 1996. He served as our President from 1996 until June 2021. Prior to founding our Company, Mr. O’Brien served as a General Partner, Executive Vice President and director of E.W. Blanch Company. Mr. O’Brien has also served as a director of the Health Care Insurance Facility, First Dakota Indemnity Company and SAFE, Inc., a holding company for an accident and health insurer. Mr. O’Brien holds a B.A. in Sociology from the University of Minnesota, a J.D. from the University of Minnesota Law School and a Chartered Property Casualty Underwriter designation. The Board of Directors has concluded that Mr. O’Brien’s extensive knowledge of Company operations, finances, strategies and industry make him well-qualified to serve as Chief Executive Officer and on the Board of Directors of the Company.
Steven B. Lee
Director
Mr. Lee has served as a director of the Company since December 1996. Mr. Lee also served as the Senior Vice President for Trean Reinsurance Services, LLC from December 2016 through December 2020. Mr. Lee has 38 years of experience in the reinsurance and insurance industry focusing on workers’ compensation, casualty and professional liability. Mr. Lee holds a B.A. in Psychology from St. Olaf College, an M.B.A. from the University of Wisconsin and a J.D. from the Mitchel Hamline School of Law. Our Board of Directors has concluded that Mr. Lee’s industry experience and expertise relating to workers’ compensation, casualty and professional liability make him well-qualified to serve on the Board of Directors of the Company.
Class of 2023 (Class III Directors)
Randall D. Jones
Compensation, Nominating and Corporate Governance Committee Chair
Audit Committee Member
Mr. Jones has served as a director of Trean since 2008 and has been in the insurance business for 46 years. The majority of his experience has been in the specialty lines insurance market. After starting his career as a claims adjuster with a standard lines insurer, Mr. Jones has extensive specialty lines experience as a wholesale broker and in underwriting, product management and executive positions, including as the chief executive officer of two specialty lines insurers for approximately ten years. Mr. Jones has served in various company and industry board roles including associations such as NAPSLO, PCI and the MN Insurance Federation, including serving as the consulting education director for NAPSLO after many years as a volunteer instructor for the organization. Mr. Jones currently conducts select strategic consulting and executive coaching for clients in the reinsurance, alternative and surplus lines marketplaces, including an ongoing consulting role with WSIA, the successor organization to NAPSLO. Mr. Jones holds a B.S. in Administration of Justice from Southern Illinois University and a M.Ed. in Adult Learning & Curriculum from Central Michigan University. The Board of Directors has concluded that Mr. Jones’s extensive executive and operational experience and knowledge of the insurance industry make him well-qualified to serve on the Board of Directors of the Company.
Terry P. Mayotte
Audit Committee Chair
Mr. Mayotte has served as a director of the Company of since July 2021. Mr. Mayotte founded Oasis Outsourcing Holdings Inc. and served as the Chief Financial Officer from July 2016 to December 2018, when it was acquired by Paychex, Inc. (Nasdaq: PAYX). Mr. Mayotte currently serves as the President of Oasis Outsourcing, a subsidiary of Paychex, Inc. Mr. Mayotte has extensive experience in workers’ compensation, a core product of Oasis Outsourcing Holdings Inc. Mr. Mayotte holds a B.A. in Finance from Emory University. Our Board of Directors has concluded that Mr. Mayotte’s extensive finance experience and his workers’ compensation experience make him well-qualified to serve on the Board of Directors of the Company.
Class of 2024 (Class I Directors)
Daniel G. Tully
Chairman of the Board
Compensation, Nominating and Corporate Governance Committee Member
Mr. Tully has served as a director of the Company since July 2015 and also serves as the Chairman of our Board of Directors. Mr. Tully is a Managing Director at Altaris Capital Partners, LLC (“Altaris”), which he co-founded in 2002. Mr. Tully has extensive experience serving on audit, compensation, and compliance committees. Prior to the formation of Altaris, Mr. Tully held various positions with Merrill Lynch, including serving as the firm’s global head of healthcare equity capital markets and as a member of Merrill Lynch’s private equity and investment banking groups. Mr. Tully has also served as a director of Tivity Health, Inc. (Nasdaq: TVTY), a publicly traded provider of health solutions, from August 2019 to September 2020. Mr. Tully received a B.S. in Economics from the University of Pennsylvania, Wharton Undergraduate Program. The Board of Directors has concluded that Mr. Tully’s detailed knowledge of our operations, finances, strategies and industry make him well-qualified to serve as Chairman of the Board of Directors of the Company.
Mary A. Chaput
Audit Committee Member
Compensation, Nominating and Corporate Governance Committee Member
Ms. Chaput has served as a director of the Company since August 2020. Since May 2018, Ms. Chaput has served as a member of the board of directors of Clearwater Compliance LLC, a healthcare cybersecurity and compliance company. From December 2011 to May 2018, Ms. Chaput served as Chief Financial Officer and Chief Compliance Officer of Clearwater Compliance LLC. From October 2001 to December 2011, Ms. Chaput served as Executive Vice President and Chief Financial Officer of Healthways, Inc. (now known as Tivity Health, Inc. (Nasdaq: TVTY)). While at Healthways, Ms. Chaput led the global finance organization, including acquisitions, legal, treasury activities, accounting, and tax planning. Ms. Chaput received a B.A. in Mathematics from Russell Sage College and an M.B.A., summa cum laude, from State University of New York, Albany. She is also a graduate of the General Electric Financial Management Program. Our Board of Directors has concluded that Ms. Chaput’s extensive finance and accounting experience, and her background as a senior executive with publicly traded companies, make her well-qualified to serve on the Board of Directors of the Company.
Philip I. Smith
Audit Committee Member
Compensation, Nominating and Corporate Governance Committee Member
Mr. Smith has served as a director of the Company since March 2022. Mr. Smith has been a Managing Director, Investment Banking with Duff and Phelps, LLC, an investment banking firm that provides mergers & acquisitions, valuation, corporate finance and other services since December 2016. Mr. Smith provides services in the area of healthcare mergers and acquisitions advisory and is based in Minneapolis. Mr. Smith has more than 25 years of healthcare experience as a mergers and acquisitions investment banker and executive operating officer. He has expertise in assisting public and private companies as well as private equity firms. Prior to joining Duff & Phelps, Mr. Smith was a Managing Director with BMO Capital Markets (formerly Greene Holcomb and Fisher) where he focused on healthcare mergers and acquisitions. Before that, he was a member of the medical device investment banking team at Piper Jaffray in Minneapolis. Early in his career, Mr. Smith served as an executive officer for a number of medical technology companies, including DGIMED Ortho, Vital Images, Thermonix and Image-Guided Neurologics. He has also served on the board of directors of Delta Dental of Minnesota, MGC Diagnostics (formerly Angeion Corp) and currently serves on the board of directors of Intricon Corp (Nasdaq: IIN) and Nortech Systems Incorporated (Nasdaq: NSYS). Mr. Smith received an MBA from the Wharton School of the University of Pennsylvania and a B.S. in electrical engineering from the University of Florida. The Board of Directors has concluded that Mr. Smith’s investment experience, and his background working with publicly traded companies make him well-qualified to service on the Board of Directors of the Company.
Certain Legal Proceedings
There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

EXECUTIVE OFFICERS
The following sets forth information regarding our executive officers as of March 31, 2022:
Name	Age	Position
Andrew M. O’Brien	70	Chief Executive Officer; Director
Julie A. Baron	55	President and Chief Operating Officer
Nicholas J. Vassallo	58	Chief Financial Officer and Treasurer
Patricia A. Ryan	52	General Counsel and Corporate Secretary
Matthew J. Spencer	45	Chief Information & Security Officer
Andrew M. O’Brien has served as Chief Executive Officer and as one of the directors since he founded our Company in 1996. Mr. O’Brien’s employment experience and professional background are set forth above under the heading “Members of the Board of Directors.” As previously announced, Mr. O’Brien will step down as our Chief Executive Officer and assume the role of Executive Chairman in connection with a leadership transition to be effective in July 2022.
Julie A. Baron has served as our President and Chief Operating Officer since June of 2021. From March of 2015 through June of 2021, Ms. Baron served as the Treasurer and Chief Financial Officer of the Company. From November 2007 to March 2015, Ms. Baron served as the Controller for Benchmark. Prior to joining our Company, Ms. Baron was a controller for Ala Carte Broker Services, LLC, a mortgage broker and title company in the Twin Cities. Ms. Baron holds a B.S. in Accounting from Arizona State University and is a Certified Public Accountant (inactive). As previously announced, Ms. Baron will assume the role of Chief Executive Officer of the Company and will join the Board of Directors effective July 2022 in connection with a leadership transition.
Nicholas J. Vassallo has served as our Treasurer and Chief Financial Officer since June of 2021. From May of 2020 to June of 2021, Mr. Vassallo served as Chief Accounting Officer of the Company. Prior to joining our Company, Mr. Vassallo served as Chief Accounting Officer for iMedia Brands, Inc. from May 2018 to October 2019 and as Senior Vice President – Corporate Controller since October 2015 and Vice President – Corporate Controller since 2001, having first joined iMedia Brands, Inc. as director of financial reporting in October 1996. Mr. Vassallo began his career with Arthur Anderson LLP, where he spent eight years in its audit practice group. Mr. Vassallo holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant (inactive).
Patricia A. Ryan has served as our General Counsel and Corporate Secretary since September of 2021. Prior to joining the Company, Ms. Ryan served as Chief Legal Officer and Head of Employee Engagement for HDI Global Insurance Company. Prior to HDI, Ms. Ryan was Executive Vice President and General Counsel of American Overseas Group, a Bermuda domiciled insurance holding company, as well as an Officer and Director of its operating subsidiaries. Prior to joining the Company, Ms. Ryan was Senior Director at Allianz and Assistant Vice President at QBE Insurance Company. Ms. Ryan is currently a member of the Board of Directors of Spinnaker Insurance Company. Ms. Ryan holds a BA in Economics and History from the University of Illinois in Urbana Champaign, and a JD from Loyola University of Chicago.
Matthew J. Spencer has served as our Chief Information & Security Officer since October 2018. Mr. Spencer served as our Vice President of Business Technology from April 2015 to October 2018. Prior to joining our Company, Mr. Spencer served as the Senior Project Office Manager for MMIC Insurance, Inc. from July 2013 to March 2015. Mr. Spencer holds a B.S. in Quantitative Methods in Computer Science and a B.A. in Business Administration and Management from the University of St. Thomas.

PROPOSAL 1 — ELECTION OF DIRECTORS
Upon the recommendation of a majority of our independent directors, the Board has nominated the two (2) persons listed below for election to serve as Class II directors, each for a term of three (3) years and until his successor is elected and qualified. The nominees for director are:
•	Andrew M. O’Brien
•	Steven B. Lee
Each of the nominees has consented to being named as a director nominee in this Proxy Statement and has agreed to serve for the three (3) year term to which he has been nominated, if elected. If any of the nominees is unable to serve or refuses to serve as a director, the proxies will be voted in favor of such other nominee(s), if any, as the Board of Directors may designate. The Company has no reason to believe that any Board nominee will be unable or unwilling to serve if elected as a director.
Required Vote
Directors are elected by a plurality of the votes cast on the matter in person or represented by a proxy, at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Stockholders may vote “FOR” a director nominee or may “WITHHOLD” such stockholder’s vote for a director nominee. A withheld vote will have no effect on the outcome of the election of directors. Broker non-votes will also not be considered to have been voted for any director nominee.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS A DIRECTOR.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors proposes that the stockholders ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so.
Independent Registered Public Accounting Firm Fees
Fees billed by Deloitte for the fiscal years ended December 31, 2020 and 2019 related to the Company’s audit services, audit-related services, tax services and other services were approved by the Audit Committee of the Company and paid by Company. The following table summarizes the aggregate fees billed to the Company by Deloitte:
	2021 (in thousands)	2020 (in thousands)
Audit fees(1)	$815,000	$1,025,000
Audit-related fees(2)	—	55,000
Tax fees(3)	539,000	321,600
Other fees(4)	—	—
Total	$1,354,000	$1,401,600
(1)
Audit fees include (a) the audit of the Company’s financial statements, including statutory audits of certain subsidiaries as required and (b) the reviews of the Company’s unaudited condensed interim financial statements (quarterly financial statements). In 2020, audit fees include work related to the Company’s IPO.

(2)
Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements, and which are not reported under “Audit Fees.”.

(3)	Tax fees include professional services in connection with tax compliance, planning and advice.
(4)	All other fees include all other fees for services performed by Deloitte.
The Audit Committee considered the nature of the services provided by the independent registered public accounting firm and determined that such services were compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and Company management to determine that they were permitted under all applicable legal requirements concerning auditor independence, including the rules and regulations promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the rules and regulations of the American Institute of Certified Public Accountants.
Pre-Approval of Audit and Non-Audit Services
The Audit Committee is directly responsible for the appointment, retention and termination, compensation (on behalf of the Company) and oversight of the work of the Company’s independent registered public accounting firm retained to perform audit services to be performed by our independent registered public accounting firm and must pre-approve all audit and non-audit services to be provided by our independent auditor, other than certain de minimus non-audit services. One hundred percent of all audit and non-audit services performed by the independent registered public accounting firm during 2021 were pre-approved by the Audit Committee prior to the commencement of such services. All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
The Audit Committee and the Board believe that the continued retention of Deloitte as our independent registered public accounting firm is in the best interests of the Company and its stockholders. Approval by the stockholders of the appointment of our independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to be ratified by the stockholders. If holders of a majority of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual

Meeting do not ratify the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2022, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee. Abstentions will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

AUDIT COMMITTEE REPORT
[The information contained in this Audit Committee Report shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in any such filing.
The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of three directors, each of whom is independent as defined by the Nasdaq Marketplace Rules. The Audit Committee acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other applicable regulations adopted by the SEC and Nasdaq.
Audit Committee Disclosures
With respect to the fiscal year ended December 31, 2021, the Audit Committee hereby reports as follows:
1.	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.
2.
The Audit Committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

3.
The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.
The Audit Committee

Terry P. Mayotte, Chair
Mary A. Chaput
Randall D. Jones
Philip I. Smith

EXECUTIVE COMPENSATION
Named Executive Officers
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Fiscal Year 2021 Summary Compensation Table” below. For the purposes of this section, we have elected to comply with the scaled executive compensation disclosure requirements applicable to emerging growth companies under SEC rules. For the fiscal year ended December 31, 2021, our “named executive officers” and their positions were as follows:
Executive	Position
Andrew M. O’Brien	Chief Executive Officer
Julie A. Baron	President and Chief Operating Officer
Matthew J. Spencer	Chief Information & Security Officer
This discussion describes our historical executive compensation program for our named executive officers as of December 31, 2021.
Fiscal Year 2021 Summary Compensation Table
The following table sets forth information regarding the compensation earned by, or paid to, our named executive officers during the fiscal years ended December 31, 2021 and December 31, 2020.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Andrew M. O’Brien Chief Executive Officer	2021	501,579	250,000	—	—	15,603(4)	767,182
	2020	445,833	575,000	—	—	9,106	1,029,939

Julie A. Baron President and Chief Operating Officer	2021	325,000	175,000	467,531(5)	123,183	18,120(6)	1,108,834
	2020	300,000	650,000	217,916	62,209	15,920	1,246,045

Matthew J. Spencer Chief Information & Security Officer	2021	230,000	130,000	280,544(5)	73,920	12,974(7)	727,258
	2020	185,204	345,000	130,749	37,325	10,250	708,528
(1)	Represents base salary paid during fiscal 2021 and fiscal 2020, as described below in the section entitled “Narrative to Summary Compensation Table.”
(2)
Represents discretionary cash incentive bonuses paid to each of our named executive officers during the fiscal year ended December 31, 2021 and discretionary cash incentive bonuses and bonuses in connection with the company's IPO paid to each of our named executive officers during the fiscal year ended December 31, 2020.

(3)
Amounts do not reflect compensation actually realized by the named executive officer. Each amount represents the grant date fair value of the stock option award made to each individual during the respective fiscal year as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the value of the option awards granted in fiscal 2021 and fiscal 2020 are set forth in Note 21, Stock Compensation, of the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2021 filed with the SEC on March 15, 2022 for fiscal 2021 and filed on March 26, 2021 for fiscal 2020.

(4)	Represents $15,047 of 401(k) company match and safe harbor payments and $556 of long-term care payments made during fiscal 2021.
(5)
Amount shown represents the grant date fair value of restricted stock time-based vesting awards, market-based vesting awards and performance-based vesting awards granted on March 26, 2021 as part of the Company's long-term compensation program. The per share grant date fair values were determined in accordance with FASB ASC Topic 718 and for time-based and performance-based vesting awards was based on the grant date closing price of a share of our common stock. A Monte Carlo valuation model is used to estimate the grant date fair value of for market-based vesting awards. The assumptions used to calculate the fair value of market and performance-based vesting awards are set forth in Note 21, Stock Compensation, of the Notes to Consolidated and Combined Financial Statements included in our 2021 Annual Report on Form 10-K filed with the SEC on March 15, 2021. At grant date, the value of the 2021 performance-based vesting awards, assuming maximum performance, would be $246,365 for Ms. Baron and $147,840 for Mr. Spencer. The dollar amounts shown do not reflect the value of the restricted shares on the day they vest.

(6)	Represents $17,875 of 401(k) company match and safe harbor payments and $245 of long-term care payments made during fiscal 2021.
(7)	Represents $12,650 of 401(k) company match and safe harbor payments and $144 of long-term care payments made during fiscal 2021.

Narrative to Summary Compensation Table
Each of our named executive officers was provided with the following material elements of compensation in the year ended December 31, 2021:
Base Salaries
Each of our named executive officers received a fixed base salary. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Each named executive officer’s base salary for the fiscal years ended December 31, 2021 and December 31, 2020 is listed in the “Fiscal Year 2021 Summary Compensation Table” above.
Annual Cash Incentive Awards
Annual cash bonuses are a key component of our executive compensation strategy and are designed to motivate our executive officers to meet our strategic business and financial objectives generally and our annual financial performance targets in particular. Each of our named executive officers is entitled to receive an annual cash incentive bonus as recommended by our Compensation, Nominating and Corporate Governance Committee and approved by the Board of Directors. The Board of Directors, with the recommendation of the Compensation, Nominating and Corporate Governance Committee, has historically awarded cash incentive awards following each fiscal year. For fiscal 2021, the Compensation, Nominating and Corporate Governance Committee established dual performance metrics for our annual cash incentive program based on the Company’s achievement of gross written premiums and loss ratio for the fiscal year. The annual incentive bonuses actually awarded to each named executive officer under this program were determined by our Compensation, Nominating and Corporate Governance Committee in consultation with both our Chief Executive Officer (other than with respect to his own compensation) and FW Cook and recommended to the Board of Directors for approval. The determination involved an analysis of the Company’s performance relative to the performance metrics established for fiscal 2021 by the Compensation, Nominating and Corporate Governance Committee, as well as such other factors as the Compensation, Nominating and Corporate Governance Committee deemed appropriate for consideration in its discretion, including the performance of the individual officer and his or her contributions to the Company. We anticipate continuing to provide our named executive officers with an opportunity to earn an annual cash incentive bonus, based on individual and Company goals.
Equity Compensation
In connection with our IPO, we adopted the Trean Insurance Group, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”), pursuant to which we may grant cash and equity-based incentive awards to selected officers, employees, non-employee directors, independent contractors and consultants, to strengthen their commitment, motivate them to faithfully and diligently perform their responsibilities and to attract and retain competent and dedicated persons who are essential to the success of our business and whose efforts will impact our long-term growth and profitability. Certain employees of the Company and its affiliates, including Ms. Baron and Mr. Spencer received equity awards under the 2020 Plan in connection with our IPO and in 2021 as part of the Company’s initial long-term equity incentive program. These awards during 2020 and 2021 consisted of equal components of stock options and three types of restricted stock units: time-based restricted stock units (“RSUs”) with a three-year vesting period, performance stock units (“PSUs”) for shares of Common Stock that may be earned in accordance with the Company’s achievement of pre-established target threshold goals for total gross written premiums over a three-year performance period, and market stock units (“MSUs”) for shares of Common Stock that may be earned in accordance with the Company’s cumulative total shareholder return over a three-year performance period. Under this program, Ms. Baron received stock options, time-based RSUs, PSUs and MSUs that each represent (at target, for the PSUs and MSUs) 7,039 shares of Common Stock, or a total of 28,155 shares of Common Stock and Mr. Spencer received stock options, time-based RSUs, PSUs and MSUs that each represent 4,224 shares of Common Stock, or a total of 16,894 shares of Common Stock. Mr. O’Brien did not receive awards under this program.
Other Elements of Compensation
Retirement and Employee Benefits Plans. All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance and a 401(k) plan with matching contributions. Our named executive officers are eligible to participate in these plans on the same basis as our other employees. We do not sponsor or maintain any deferred compensation or supplemental retirement plans in addition to our 401(k) plan. The 401(k) matching contributions, including both a 3% employer safe harbor contribution and an employer matching contribution, earned by each named executive officer in the fiscal years ended December 31, 2021 and December 31, 2020, are included in the “Fiscal Year 2021 Summary Compensation Table” under “All Other Compensation.” Long-term care payments, pursuant to which we pay for a portion of long-term care insurance premiums, are available to certain executives, including the named executive officers.
No Tax Gross-Ups. We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.
Employment Agreements. We currently do not have any employment agreements with our named executive officers.
Outstanding Equity Awards at Fiscal Year End
The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2021.
Name	Grant Date	Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Awards		Stock Awards
							Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have not Vested
					Option Exercise Price ($)	Option Expiration Date	(#)(1)	Market Value ($)(1)	(#)	Market or Payout Value ($)(2)
Andrew M . O’Brien	—	—	—	—	—	—	—	—	—	—
Julie A. Baron	7/15/2020	4,683	9,367	—	$15.00	7/15/2030	—	—	—	—
	7/16/2020	—	—	—	—	—	9,366	$83,451	—	—
	3/26/2021	—	7,039	—	$17.50	3/26/2031	—	—	—	—
	3/26/2021	—	—	—	—	—	7,039	$62,717	—	—
	3/26/2021	—	—	—	—	—	—	—	7,039(3)	$62,717
	3/26/2021	—	—	—	—	—	—	—	7,039(4)	$62,717
Matt Spencer	7/15/2020	2,810	5,620	—	$15.00	7/15/2030	—	—	—	—
	7/16/2020	—	—	—	—	—	8,430	$75,111	—	—
	3/26/2021	—	4,224	—	$17.50	3/26/2031	—	—	—	—
	3/26/2021	—	—	—	—	—	4,224	$37,636	—	—
	3/26/2021	—	—	—	—	—	—	—	4,224(5)	$37,636
	3/26/2021	—	—	—	—	—	—	—	4,224(6)	$37,636
(1)	Options and RSUs vest in three equal annual installments beginning on the first anniversary of the date of grant.
(2)	Market value of unvested or unearned shares are based on the $8.91 closing price of our stock on December 31, 2021, the last trading day of our 2021 fiscal year.
(3)
Reflects 7,039 MSUs that are expected to vest on 12/31/2023. The number of MSU shares earned is based on the Company’s cumulative total shareholder return (“TSR”), as defined in the applicable award agreement, over a three-year performance measurement period. If TSR satisfies minimum requirements to result in shares being awarded, the number of shares will be determined between 50% and 200%.

(4)
Reflects 7,039 PSUs that are expected to vest on 12/31/2023. The number of PSU shares earned is based on the Company’s achievement of pre-established target threshold goals for total gross written premiums over a three-year performance measurement period. The performance goals allow for a payout ranging from 0% to 200% of the target award.

(5)
Reflects 4,224 MSUs that are expected to vest on 12/31/2023. The number of MSU shares earned is based on the Company’s cumulative TSR, as defined in the applicable award agreement, over a three-year performance measurement period. If TSR satisfies minimum requirements to result in shares being awarded, the number of shares will be determined between 50% and 200%.

(6)
Reflects 4,224 PSUs that are expected to vest on 12/31/2023. The number of PSU shares earned is based on the Company’s achievement of pre-established target threshold goals for total gross written premiums over a three-year performance measurement period. The performance goals allow for a payout ranging from 0% to 200% of the target award.

Hedging Policy
The Company’s insider trading policy prohibits directors and officers from directly or indirectly engaging in trading in put or call options for the Company’s common stock and hedging against future declines in the market value of the Company’s common stock through the purchase of financial instruments designed to offset such risk and from pledging the Company’s securities as collateral for margin and other loans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to ownership of our Common Stock by:
•	each person known by us to be a beneficial owner of more than 5% of our Common Stock;
•	each of our current directors (which includes all nominees);
•	each executive officer named in the Summary Compensation Table; and
•	all of our current directors, all named executive officers and all other current executive officers as a group.
The number of shares beneficially owned by each stockholder as described in this Proxy Statement is determined under rules issued by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Our calculation of the applicable percentage of beneficial ownership is based on 51,176,887 shares of Common Stock outstanding as of March, 21, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, or other rights, held by such person that are currently exercisable or will become exercisable within 60 days of March 21, 2022, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of all listed stockholders is c/o 150 Lake Street West, Wayzata, MN 55391. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares Beneficially Owned
Name of beneficial owner	Number	Percent
5% Stockholders:
Altaris Funds(1)	24,023,919	46.9%
Blake Enterprises entities(2)	4,341,008	8.5%
Royce & Associates(3)	4,065,525	7.9%
Named executive officers and directors:
Andrew M. O’Brien(4)	3,509,120	6.9%
Julie A Baron(5)	23,460	*
Matthew J. Spencer(6)	12,292	*
Mary A. Chaput(7)	4,152	*
Randall D. Jones(7)	137,344	*
Steven B. Lee(8)	1,060,186	2.1%
Terry P. Mayotte(9)	4,152	*
Philip I Smith	—	—
Daniel G. Tully	—	—
All directors and executive officers as a group (11 persons)(10)	4,766,684	9.3%

*	Less than one percent
(1)
Amount based on Schedule 13G/A filed on January 14, 2022 with the SEC by Altaris Partners, LLC. The Schedule 13G/A consists of (i) 19,545,133shares of our Common Stock held by AHP-BHC LLC and 270 shares of our Common Stock held by AHP-TH LLC and (ii) 4,478455 shares of our Common Stock held by ACP-BH LLC and 61 shares of our Common Stock held by ACP-TH LLC. Daniel G. Tully and George E. Aitken-Davies are members of the board of managers of Altaris Partners, LLC, which has investment and voting control over the shares held by the Altaris Funds. The address of the Altaris Funds is 10 East 53rd Street, 31st floor, New York, NY 10022. Mr. Tully is a director of the Company, and disclaims beneficial ownership of any shares of our Common Stock that he may be deemed to beneficially own because of his affiliation with Altaris Partners, LLC and its affiliated entities, except to the extent of any pecuniary interest therein.

(2)
Amount based on Schedule 13G/A filed on February 2, 2022 with the SEC by the Blake Entities. The Schedule 13G/A consists of (i) 2,762,424 shares of our Common Stock held by Blake Baker Enterprises I, Inc., (ii) 789,292 shares of our Common Stock held by

Blake Baker Enterprises II, Inc. and (iii) 789,292 shares of our Common Stock held by Blake Baker Enterprises III, Inc. The Blake Enterprises entities are owned by The Baker Family Trust, dated July 8, 2019, of which Blake Baker is the sole settlor and trustee. As trustee, Mr. Baker has sole voting and dispositive power over 5,109,171 shares of Common Stock. The address of the Blake Enterprises entities is 25736 Oak Meadow Dr., Valencia, CA 91381.
(3)
Amount based on Schedule 13G filed on January 25, 2022 with the SEC by Royce & Associates, L.P. The Schedule 13G states that Royce & Associates, L.P has sole voting power with respect to 4,065,525 shares and sole dispositive power with respect to 4,065,525 shares. The principal business address of Royce & Associates, L.P is 745 Fifth Avenue, New York, NY 10151.

(4)	Consists of 3,509,120 shares of our Common Stock held by the Andrew M. O’Brien Premarital Trust, of which Mr. O’Brien is the trustee.
(5)	Includes options to purchase and unvested restricted stock units granted totaling 9,376 shares that are presently exercisable or may become exercisable or vest within 60 days of March 21, 2022.
(6)	Includes options to purchase and unvested restricted stock units granted totaling 5,626 shares that are presently exercisable or may become exercisable or vest within 60 days of March 21, 2022.
(7)	Includes unvested restricted stock units granted totaling 2,485 that may vest within 60 days of March 21, 2022.
(8)
Consists of 58,750 shares of our Common Stock held by Mr. Lee individually, 97,935 shares of our Common Stock held by the Steven B. Lee 2020 GRAT, 901,016 shares of our Common Stock held by the Lee 2020 GST Dynasty Trust, and 2,485 shares from restricted stock units that vest within 60 days of March 21, 2022.

(9)	Includes unvested restricted stock units granted totaling 2,485 that may vest within 60 days of March 21, 2022.
(10)	Includes options to purchase and unvested restricted stock units granted totaling 28,817 shares that are presently exercisable or may become exercisable or vest within 60 days of March 21, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Effective upon the closing of the IPO, our Board of Directors adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were, are or are to be a participant, in which the amount involved exceeds or will exceed $120,000, and a related person had, has or will have a direct or indirect material interest.
All related party transactions described in this section occurred prior to adoption of this policy and as such, these transactions were not subject to the approval and review procedures set forth in the policy.
In addition to the compensation arrangements with directors and executive officers described under “Executive Compensation,” the following is a description of each transaction with a related person since January 1, 2021, and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or any member of their immediate family or person sharing their household had or will have a direct or indirect material interest.

Director Nomination Agreement
Upon the closing of the IPO, we entered into the Director Nomination Agreement with the Altaris Funds. So long as the Altaris Funds collectively own 35% or more of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate three individuals to our Board of Directors; so long as the Altaris Funds collectively own 20% or more but less than 35% of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate two individuals to our Board of Directors; and so long as the Altaris Funds collectively own 10% or more but less than 20% of our outstanding Common Stock, the Altaris Funds have the right (but not the obligation) to nominate one individual to our Board of Directors. Subject to limited exceptions, we will include these nominees in the slate of nominees recommended to our stockholders for election as directors.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended December 31, 2021, Ms. Chaput, Mr. Jones, Mr. Mayotte and Mr. Tully, as well as former board member David Ellison, served on our Compensation, Nominating and Corporate Governance Committee. None of the members of the Compensation, Nominating and Corporate Governance Committee has been an officer or employee of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Compensation, Nominating and Corporate Governance Committee.
GENERAL INFORMATION
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of these reports that we have received and on representations from all reporting persons who are our directors and executive officers, we believe that during 2021, all of our officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements. However, a single group of late Form 4s was filed in 2021 in respect of grants of restricted stock units granted to our non-employee directors, Ms. Chaput and Messrs. Jones, Lee and Mayotte, on September 11, 2020. In addition, a late Form 3 was filed in 2021 in respect of Ms. Chaput’s joining the Board on August 28, 2020. The foregoing filings were not made when due in 2020 as a result of administrative error.

Other Business
As of the date of this Proxy Statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the Annual Meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

TREAN INSURANCE GROUP

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Andrew M. O'Brien   02) Steven B. Lee

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000554638_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com .

TREAN INSURANCE GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 17, 2022

The stockholders hereby appoint Andrew M. O'Brien, Julie A. Baron, Nicholas J. Vassallo and Patricia A. Ryan, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Trean Insurance Group, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Time on Tuesday, May 17, 2022, via live webcast at www.virtualshareholdermeeting.com/TIG2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

0000554638_2 R1.0.0.24

Continued and to be signed on reverse side